Exhibit 15.1

April 2013

CELESTICA INC.

AUDIT COMMITTEE MANDATE

By appropriate resolution of the Board of Directors (the “Board”) of Celestica Inc. (“Celestica”, or the “corporation”), the Audit Committee (the “Committee”) has been established as a standing committee of the Board with the following Terms of Reference:

TERMS OF REFERENCE

1.              PURPOSE

1.1                               The Committee’s purpose is to:

(a)                                 assist the Board in its oversight of:

(i)             the integrity of Celestica’s financial statements;

(ii)          Celestica’s compliance with applicable legal and regulatory requirements;

(iii)       the qualifications and independence of the External Auditor (as defined below);

(iv)      the performance of the corporation’s internal audit function and internal auditors;

(v)         any other matters as determined by the Board; and

(b)                                 prepare any report relating to the Committee that is required by any applicable securities regulatory authority or stock exchange requirements to be included in the corporation’s annual proxy statement.

2.              COMMITTEE MEMBERSHIP

2.1                               Number of Members — The Committee shall consist of not fewer than three members of the Board (“Directors”), one of whom shall be the Chair of the Committee (the “Chair”).

2.2                               Independence of Members — Each member of the Committee shall be:

(a)                                 a Director who is not an officer or employee of Celestica or any of its affiliates;

(b)                                 independent for the purposes of the Sarbanes Oxley Act of 2002, Rule 10A-3 of the Securities Exchange Act of 1934 and rules established by Canadian securities administrators with respect to audit committees; and

(c)                                  an independent Director as determined in accordance with the New York Stock Exchange Listing Requirements and any other stock exchange requirements to which the Company is subject.

2.3                               Financial Literacy

(a)                                 Requirement — Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

(b)                                 Definition - “financially literate” shall mean that the Director is able to read and understand a balance sheet, an income statement, a cash flow statement and the notes attached thereto or shall have such other meaning as the Board may resolve to interpret that term in its business judgment from time to time.

2.4                               Accounting or Related Financial Experience — At least one member of the Committee shall have:

(a)                                 an understanding of financial statements and generally accepted accounting principles;

(b)                                 an ability to assess the general application of such principles in connection with accounting practices with respect to estimates, accruals and reserves;

(c)                                  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of accounting issues that can reasonably be expected to be raised by Celestica’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)                                 an understanding of internal controls and procedures for financial reporting; and

(e)                                  an understanding of audit committee functions.

The foregoing attributes may have been acquired through any one or more of the following means:

1)                                    education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

2)                                    experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant or auditor or person performing similar functions, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

3)                                   other relevant experience.

2.5                               Annual Appointment of Members — The Committee and the Chair shall be appointed annually by the Board, provided that if the composition of the Committee or the designation of the Chair is not so made, each Director who is then serving as a member of the Committee shall continue as a member of the Committee until his or her successor is appointed and the Director who is then serving as Chair shall continue as Chair until his or her successor is appointed. Each member of the Committee shall serve at the pleasure of the Board until he or she resigns, is removed by a resolution of the Board or ceases to be a Director of Celestica.

3.              COMMITTEE MEETINGS

3.1                               Time and Place of Meetings — The time and place of the meetings of the Committee and the calling of meetings and the procedure in all things at such meetings shall be determined by the Committee; provided, however, the Committee shall meet at least quarterly.

3.2                               Quorum — No business may be transacted by the Committee at a meeting unless a quorum of the Committee is present.  A minimum of fifty percent (50%) of the members of the Committee shall constitute a quorum.

3.3                               In Camera Sessions — As part of each meeting of the Committee at which (i) the Committee recommends that the Board approve the annual audited financial statements or (ii) the Committee reviews the quarterly financial statements, the Committee shall meet separately with each of:

(a)                            management;

(b)                            the External Auditor; and

(c)                             the internal auditors.

4.              OUTSIDE ADVISORS

4.1                               Retaining and Compensating Advisors — The appointment and compensation of the External Auditor is addressed in section 6.2 herein.  The Committee shall have the authority to retain such other outside legal, accounting or other advisors as it may consider appropriate and shall not be required to obtain the approval of the Board in order to retain, compensate or terminate such advisors.

5.              REMUNERATION OF COMMITTEE MEMBERS

5.1                               Director Fees Only — No member of the Committee may earn fees from Celestica or any of its subsidiaries other than director fees (which fees may include cash and/or shares or options or other in-kind consideration ordinarily available to Directors, as well as all of the regular benefits that other Directors receive).

5.2                               Other Payments — For greater certainty, no member of the Committee shall accept, directly or indirectly, any consulting, advisory or other compensatory fee from Celestica or any subsidiary thereof, other than director fees.

6.              DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

6.1                               Financial and Related Information

(a)                                 Annual Financial Statements — The Committee shall review and discuss with management and the External Auditor, Celestica’s annual audited financial statements and related management discussion and analysis of the corporation’s financial condition and results of operations (“MD&A”) and report thereon to the Board before the Board approves such statements.

(b)                                 Interim Financial Statements — The Committee shall review and discuss with management and the External Auditor, Celestica’s interim financial statements and related MD&A and report thereon to the Board before the Board approves such statements.

(c)                                  Accounting Treatment — The Committee shall review and discuss with management and the External Auditor:

(i)                       the quality of, and major issues regarding, Celestica’s accounting principles and financial statement presentations, including all critical accounting policies and practices used and any significant changes in Celestica’s selection or application of accounting principles;

(ii)                    any analyses prepared by management and/or the External Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that the External Auditor has discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor;

(iii)                 the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of Celestica;

(iv)                major issues as to the adequacy of Celestica’s internal controls and any special audit steps adopted in light of material control deficiencies;

(v)                   any material written communications between the External Auditor and Celestica including any management letter or schedule of unadjusted differences; and

(vi)                any communications between the audit team and the External Auditor’s national office respecting auditing or accounting issues presented by the engagement team.

(d)                                 Disclosure of Other Financial Information — The Committee shall review and discuss:

(i)                       all annual and interim earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” information not defined under generally accepted accounting principles); and

(ii)                    financial information and earnings guidance (if any) provided to analysts and rating agencies.

6.2                               External Auditor

(a)                                 Authority with respect to External Auditor — As a representative of Celestica’s shareholders, the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of a registered public accounting firm (the “External Auditor”) (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Celestica.  In this capacity, the Committee shall have sole authority for recommending the person to be proposed to Celestica’s shareholders for appointment as External Auditor and whether at any time the incumbent

External Auditor should be removed from office.  The Committee shall require the External Auditor to confirm in an engagement letter to the Committee each year that the External Auditor is accountable to the Board and the Committee as representatives of shareholders.  The Committee shall require that the External Auditor report directly to the Committee.

(b)                                 The Committee shall approve the External Auditor’s audit plan, the scope of the External Auditor’s quarterly reviews and all related fees.

(c)                                  Competency of External Auditor — Once each year (and otherwise as the Chair may consider appropriate) the Committee shall obtain and review a report by the External Auditor describing:

(i)                       the External Auditor’s internal quality-control procedures; and

(ii)                    any material issues raised by the most recent internal quality-control review, or peer review, of the External Auditor’s firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the External Auditor’s firm, and any steps taken to deal with any such issues.

(d)                                 Review of Audit Problems — The Committee shall review with the External Auditor any audit problems or difficulties and management’s response.

(e)                                  Independence — The Committee shall satisfy itself as to the independence of the External Auditor.  As part of this process:

(i)                       The Committee shall require the External Auditor to submit to the Committee from time to time, as the Committee considers appropriate, a formal written statement delineating all relationships between the External Auditor and the corporation. The Committee shall be responsible for actively engaging in a dialogue with the External Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the External Auditor, and for recommending that the Board take appropriate action in response to the External Auditor’s report to satisfy itself of the External Auditor’s independence.

(ii)                    No non-audit services shall be provided to the corporation or its subsidiaries by the External Auditor unless approved in advance by the Committee.  In deciding whether to approve any non-audit services, the Committee shall consider whether such services are compatible with the External Auditor’s independence.  The Chair may approve additional non-audit services provided to the corporation or its subsidiaries that arise between Committee meetings, provided that the Chair reports any such approvals to the Committee at the next scheduled meeting.

(iii)                 The Committee shall establish a policy setting out the restrictions on Celestica hiring partners, employees and former partners and employees of Celestica’s External Auditor or former External Auditor.

6.3                               Internal Auditors

(a)                                 Regular Reporting — The internal auditors shall report regularly to the Committee and the Committee shall have direct communication channels with the internal auditors to discuss and review specific issues as appropriate.

(b)                                 Oversight of Internal Controls — The Committee shall oversee management reporting on Celestica’s internal controls.  The Committee shall from time to time, as it considers appropriate, review and approve the mandate and plan of the internal audit department.

6.4                               Risk Assessment and Risk Management — The Committee shall discuss Celestica’s major financial risk exposures and the steps management has taken to monitor and control such exposures and shall discuss guidelines, policies and steps to govern the process by which risk assessment and management is undertaken.

6.5                               Legal Compliance — The Committee shall from time to time, as it considers appropriate, review with Celestica’s internal legal counsel: (i) any legal matters that could have a significant impact on the corporation’s financial statements; (ii) Celestica’s compliance with applicable laws and regulations; and (iii) inquiries received from regulators.

7.              WHISTLE BLOWING

7.1                               Procedure — In accordance with U.S. Securities and Exchange Commission rules implementing the requirements in the Sarbanes-Oxley Act of 2002, and the rules of the Canadian Securities Administrators, the Committee has established and shall maintain procedures for:

(a)                                 the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters; and

(b)                                 the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

8.              REPORTING TO THE BOARD

8.1                               Regular Reporting — The Committee shall report to the Board on significant matters at the next scheduled meeting of the Board and, otherwise, shall report to the Board at such other times as the Chair may determine is appropriate.  The Committee shall review with the Board any issue that arises with respect to the quality or integrity of Celestica’s financial statements, Celestica’s compliance with legal or regulatory requirements, the performance and independence of Celestica’s independent auditors, or the performance of the internal audit function.

9.              EVALUATION OF MANDATE AND COMMITTEE PERFORMANCE

9.1                               Amendments to Mandate — The Committee shall from time to time, as it considers appropriate, review this mandate and recommend to the Nominating and Corporate Governance Committee any changes as the Committee considers appropriate.

9.2                               Committee Performance — The Committee shall follow the evaluation process approved by the Board for annually assessing the performance of the Committee.

10.       FUNDING

10.1                        The Committee shall determine, and the corporation shall provide, appropriate funding for the payment of (i) compensation to the External Auditor (ii) compensation to any advisors employed by the Committee under section 4 hereof; and (iii) any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

11.       LEGISLATIVE AND REGULATORY CHANGES

11.1                        Compliance — It is the Board’s intention that this mandate shall reflect at all times all legislative and regulatory requirements applicable to the Committee.  Accordingly, this mandate shall be deemed to have been updated to reflect any amendments to such legislative and regulatory requirements and shall be actually amended from time to time, the Committee considers appropriate, to reflect such amendments.

12.       NO RIGHTS CREATED

12.1                        This mandate is a statement of broad policies and is intended as a component of the flexible governance framework within which the Committee functions.  While it should be interpreted in the context of all applicable laws, regulations and stock exchange listing requirements, as well as in the context of the corporation’s articles and by-laws, this mandate is not intended to, and shall not, establish any legally binding obligations.